Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-51162 of Computer Task Group, Inc. on Form S-8 of our report dated June 28, 2012 in this Annual Report on Form 11-K of Computer Task Group, Inc. 401(k) Retirement Plan for the year ended December 31, 2011.

/s/ Freed Maxick, CPAs, PC

(Formerly known as Freed Maxick & Battaglia, CPAs, PC)

Buffalo, New York

June 28, 2012

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